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                                                                Exhibit 23.11



                        Consent of Independent Auditors

We consent to the references to our firm under the captions "Description of Business", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Experts", "Corporate Governance" and "Information to Readers" and to the use of our reports dated 8 March 2000 (except for Note 38, as to which the date is 18 April 2000 and Note 1 (t) as to which the date is 17 August 2000) and 5 March 2001 in the Registration Statement filed pursuant to Rule 424b for Form F-1 (No. 333-52832) and related Prospectus of UBS AG for Debt Securities and Trust Preferred Securities and related guarantees of UBS AG.


                                        Ernst & Young Ltd.


                             /s/ Roger K. Perkin          /s/ Peter Heckendorn
                             Roger K. Perkin              Peter Heckendorn
                             Chartered Accountant         lic.oec.
                             in charge of the audit       in charge of the audit


Basel, Switzerland
22 March 2001